As filed with the Securities and Exchange Commission on October 5, 2009
Registration No. 333-160834 ___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective
Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1781797
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Berra, III
Senior Vice President, General Counsel and Chief Administrative Officer
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Christian O. Nagler
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4611
(212) 446-4800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount	Offering Price	Aggregate	Amount of
to be Registered	to be Registered	Per Unit	Offering Price (1)(2)	Registration Fee
Guarantees of Debt Securities (2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

(2)	Guarantees of the debt securities may be issued by subsidiaries of Solutia Inc. that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(o), no separate registration fee is payable in respect of the registration of the guarantees.

Table of Subsidiary Guarantor Registrants

I.R.S. Employer
Name of Subsidiary	Jurisdiction of Formation	Identification Number

CPFilms Inc.	Delaware	06-0385340
Flexsys America Co.	Delaware	34-1794581
Flexsys America L.P.	Delaware	34-1794583
Monchem International, Inc.	Delaware	43-1788416
Solutia Business Enterprises Inc.	New York	26-0070724
Solutia Inter-America, Inc.	Delaware	43-1788414
Solutia Overseas, Inc.	Delaware	43-1944202
Solutia Systems, Inc.	Delaware	43-1834280
S E Investment LLC	Delaware	None

*	The address for each of the additional Registrants is c/o Solutia Inc. 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760. The name, address, including zip code, of the agent for service for each of the additional Registrants is Paul J. Berra, III, Senior Vice President, General Counsel and Chief Administrative Officer, Solutia Inc., 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166, telephone (314) 674-1000.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-160834) of Solutia Inc. is being filed for the purpose of (i) adding “Guarantees of Debt Securities” to the Registration Statement and (ii) adding certain subsidiaries as co-registrants to the Registration Statement (see Table of Subsidiary Guarantor Registrants above) to allow such subsidiaries to guarantee any of Solutia Inc.’s debt securities. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
     The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions.

Amount
to be paid
SEC registration fee	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Printing fees	**
Rating agency fees	**
Trustee’s fees and expenses	**
Miscellaneous	**
Total	*

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.
Item 15. Indemnification of Directors and Officers
     Delaware
     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.
     Article VII of our amended and restated certificate of incorporation provides that our directors and officers shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL. In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that the directors of Solutia shall not be personally liable to Solutia or its stockholders for monetary damages for violations of their fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.
     Set forth below are material provisions of Article VI of our by-laws that authorize the indemnification of directors and officers:
     Section 6.1 of Article VI provides that our directors and officers shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL. In addition, this right of indemnification continues to persons who have ceased to be our directors or officers and to his or her heirs, executors and administrators; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Company shall not indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee except to the extent such proceeding was authorized by the Board of Directors of the Company.
     Section 6.4 of Article VI provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Company against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under Article VI of our by-laws or the DGCL.
     Section 6.6 Article VI provides that the rights to indemnification conferred in Article VI of our by-laws and in our certificate of incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     In addition, our directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.
     The charter documents of CPFilms Inc., Flexsys America Co., Monchem International, Inc., Solutia Inter-America, Inc., Solutia Overseas, Inc. and Solutia Systems, Inc. provide for the indemnification of directors and officers to the fullest extent authorized under the DGCL, provided that the corporation is required to indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding is authorized by the board of the directors of the corporation.
     The bylaws of CPFilms Inc., Flexsys America Co., Monchem International, Inc., Solutia Inter-America, Inc., Solutia Overseas, Inc. and Solutia Systems, Inc. provide generally for the indemnification of directors and officers to the fullest extent authorized by the DGCL, except that the corporation shall be required to indemnify a person for an action initiated by that person only if the proceeding was authorized by the board of directors.
     Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
     The limited liability company agreement of S E Investment LLC provides that the limited liability company may indemnify the member and those authorized officers, agents and employees of the limited liability company identified in writing by the member for all costs, losses, liabilities and damages paid or accrued by the member or any such officer, agent or employee in connection with the business of the limited liability company, except to the extent prohibited by the DGCL.
     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever.
     The amended and restated limited partnership agreement of Flexsys America L.P. provides that the partnership is required to indemnify any person for any claim, expense, liability and loss by reason of the fact that such person is or was an officer, employee, consultant or agent of the partnership, or is or was serving at the request of the partnership as a stockholder, director, officer, partner, trustee, employee, consultant or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including any employee benefit plan.
     The foregoing is only a general summary of certain aspects of Delaware law and the registrants’ organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant’s organizational documents.
     New York
     Sections 721 and 722 of the New York Business Corporation Law (“NYBCL”) provide for indemnification of directors and officers. Section 721 of the NYBCL provides that the statutory provisions under New York law are not exclusive of any other rights to which a director or officer seeking indemnification would be entitled.
          Section 722 of the NYBCL provides that a corporation may indemnify a director or officer of the corporation who is made a party, or threatened to be made a party, in a civil or criminal proceeding arising out of activities undertaken at the request of the corporation (including action on behalf of another corporation, partnership, joint venture, trust, employee benefit plan or other business enterprise) against judgments, fines, amounts paid in settlement and reasonable expenses, if the director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other business enterprise, not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), there is no indemnification under New York law for threatened actions or a pending action otherwise settled or disposed of, and no indemnification of expenses is permitted, if the director or officer is adjudged liable to the corporation unless and only to the extent a court determines that, despite such adjudication but in view of all the circumstances, such indemnification is nonetheless proper.

          The certificate of incorporation of Solutia Business Enterprises Inc. provides that the personal liability of directors of the corporation to the corporation or its shareholders shall be eliminated to the fullest extent permitted under New York law, and the corporation may indemnify its officers and directors for liability arising out of their actions in such capacity if such officer or director acted in good faith, for a purpose reasonably believed to be not opposed to the best interests of the corporation, and, in criminal actions and proceedings, had no reason to believe that the conduct was unlawful.
Item 16. Exhibits

Incorporated by
Exhibit		Reference
No.	Description	to Filings Indicated
1.1	Form of Underwriting Agreement	*
3.1(i)	Second Amended and Restated Certificate of Incorporation of Solutia Inc. effective as of February 28, 2008 (incorporated by reference to Exhibit 3.1 of Solutia Inc.’s Form 8-K (File No. 001-13255), filed on March 4, 2008)
3.1(ii)	Amended and Restated By-Laws of Solutia Inc. effective as of February 28, 2008 (incorporated by reference to Exhibit 3.2 of Solutia Inc.’s Form 8-K (File No. 001-13255), filed on March 4, 2008)
4.1	Form of Indenture between Solutia Inc. and [ ] as Trustee, providing for issuance of Senior Debt Securities in Series (incorporated by reference to Exhibit 4.1 of Solutia Inc.’s Form S-3 (File No. 333-151980), filed on July 25, 2008)
4.2	Form of Indenture between Solutia Inc. and [ ] as Trustee, providing for the issuance of Subordinated Debt Securities in Series (incorporated by reference to Exhibit 4.2 of Solutia Inc.’s Form S-3 (File No. 333-151980), filed on July 25, 2008)
4.3	Form of Unit Agreement (including form of unit certificates)	*
4.4	Form of Purchase Contract Agreement	*
4.5	Form of Preferred Stock Designations (including form of Preferred Stock)	*
4.6	Form of Deposit Agreement	*
4.7	Form of Warrant Agreement	*
5.1	Opinion of Kirkland & Ellis LLP	**
12.1	Computation of Ratio of Earnings to Fixed Charges for the year ended December 31, 2008 (incorporated by reference to Exhibit 12 of Solutia Inc.’s Form 10-K for the year ended December 31, 2008 (File No. 001-13255))
23.1	Consent of Deloitte & Touche LLP	**
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)	**
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility on Form T-1 of [ ], as trustee for debt securities	*
25.2	Statement of Eligibility on Form T-1 of [ ], as trustee for subordinated debt securities	*

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, as a post-effective amendment or as electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act.

**	Previously filed.
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
     (8) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

SOLUTIA INC.
By:	/s/ Paul J. Berra III
	Name:	Paul J. Berra III
	Title:	Senior Vice President, General Counsel and Chief Administrative Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons on October 1, 2009 in the capacities indicated.

Signature	Title

/s/ Jeffry N. Quinn* Jeffry N. Quinn	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ James M. Sullivan* James M. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Timonth J. Spihlman* Timothy J. Spihlman	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Robert K. deVeer, Jr.* Robert K. deVeer, Jr.	Director

/s/ James P. Heffernan* James P. Heffernan	Director

/s/ Thomas Jagodinski * Thomas Jagodinski	Director

/s/ William T. Monahan * William T. Monahan	Director

/s/ Robert A. Peiser * Robert A. Peiser	Director

/s/ Gregory C. Smith * Gregory C. Smith	Director

* By:	/s/ Paul J. Berra III
As Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, CPFilms Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

CPFilms Inc.

By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	Vice President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ray J. Kollar Ray J. Kollar	President and Director (Principal Executive Officer)	October 1, 2009

/s/ James A. Tichenor James A. Tichenor	Vice President and Treasurer (Principal Financial Officer)	October 1, 2009

/s/ Timothy J. Spihlman Timothy J. Spihlman	Vice President and Director (Principal Accounting Officer)	October 1, 2009

/s/ Robert T. DeBolt Robert T. DeBolt	Director	October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, Flexsys America Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

Flexsys America Co.
By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	Vice President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Wessel Timothy J. Wessel	President and Director (Principal Executive Officer)	October 1, 2009

/s/ James A. Tichenor James A. Tichenor	Treasurer (Principal Financial Officer)	October 1, 2009

/s/ Timothy J. Spihlman Timothy J. Spihlman	Vice President (Principal Accounting Officer)	October 1, 2009

/s/ Robert T. DeBolt Robert T. DeBolt	Director	October 1, 2009

/s/ D. Michael Donnelly D. Michael Donnelly	Director	October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, Flexsys America L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

Flexsys America L.P. by Flexsys America Co., its General Partner
By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	Vice President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Spihlman Timothy J. Spihlman	Vice President (Principal Executive, Financial and Accounting Officer)	October 1, 2009

Flexsys America Co.	General Partner	October 1, 2009

by:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	Vice President

SIGNATURES
     Pursuant to the requirements of the Securities Act, Monchem International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

Monchem International, Inc.
By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Spihlman Timothy J. Spihlman	President and Director (Principal Executive and Accounting Officer)	October 1, 2009

/s/ James A. Tichenor James A. Tichenor	Vice President, Treasurer and Director (Principal Financial Officer)	October 1, 2009

/s/ Robert T. DeBolt Robert T. DeBolt	Director	October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, Solutia Business Enterprises Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

Solutia Business Enterprises Inc.
By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Spihlman Timothy Spihlman	President and Director (Principal Executive and Accounting Officer)	October 1, 2009

/s/ James A. Tichenor James A. Tichenor	Vice President, Treasurer and Director (Principal Financial Officer)	October 1, 2009

/s/ Robert T. DeBolt Robert T. DeBolt	Director	October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, Solutia Inter-America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

Solutia Inter-America, Inc.
By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Spihlman Timothy J. Spihlman	President and Director (Principal Executive and Accounting Officer)	October 1, 2009

/s/ James A. Tichenor James A. Tichenor	Vice President, Treasurer and Director (Principal Financial Officer)	October 1, 2009

/s/ Robert T. DeBolt Robert T. DeBolt	Director	October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, Solutia Overseas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

Solutia Overseas, Inc.
By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Spihlman Timothy J. Spihlman	President and Director (Principal Executive and Accounting Officer)	October 1, 2009

/s/ James A. Tichenor James A. Tichenor	Vice President, Treasurer and Director (Principal Financial Officer)	October 1, 2009

/s/ Robert T. DeBolt Robert T. DeBolt	Director	October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, Solutia Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

Solutia Systems, Inc.
By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Spihlman Timothy J. Spihlman	President and Director (Principal Executive and Accounting Officer)	October 1, 2009

/s/ James A. Tichenor James A. Tichenor	Vice President, Treasurer and Director (Principal Financial Officer)	October 1, 2009

/s/ Robert T. DeBolt Robert T. DeBolt	Director	October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act, S E Investment LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 1, 2009.

S E Investment LLC
By:	/s/ Timothy J. Spihlman
	Name:	Timothy J. Spihlman
	Title:	President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Paul J. Berra, III and Miriam Rogers Singer, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Spihlman Timothy J. Spihlman	President (Principal Executive and Accounting Officer)	October 1, 2009

/s/ James A. Tichenor James A. Tichenor	Vice President and Treasurer (Principal Financial Officer)	October 1, 2009

Monchem International, Inc.	Member	October 1, 2009

By:	/s/ Timothy J. Spihlman
Timothy J. Spihlman
President